EXHIBIT 23.1

                   Consent of Independent Accountants




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1996, which appears on page 17 of Gibraltar Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appear on page 31 and 32 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP
/X/ PRICE WATERHOUSE LLP

Buffalo, New York
August 21, 1996